                                                                   EXHIBIT 10.86


                                    AGREEMENT

THIS AGREEMENT is entered into as of this 25th day of April, 1996, by and between FRIENDSHIP COMMUNITY MENTAL HEALTH CENTER (CMHC), and OptimumCare(R) Corporation (Manager), a Delaware Corporation.

                                    RECITALS

      A. CMHC operates a Community Mental Health Center in Phoenix, Arizona, including a Partial Hospitalization Program (the "Out-Patient Program") for the treatment of psychiatric disorders, and

      B. Manager is in the business of providing management services for the treatment of patients with psychiatric disorders; and

      C. CMHC desires to retain Manager, and Manager desires to be retained, to provide the services described herein; and

      D. CMHC will provide (subject to the provisions of this Agreement) appropriate program and office space for the use of this Out-Patient Program during the term of this Agreement.

THEREFORE, it is mutually agreed as follows:

1.    DEFINITIONS

      (a) "Confidential Information" of the Manager shall mean all documents and other materials provided by Manager not available through sources in the public domain.

            Manager's documents and other materials may include, but are not limited to, memoranda, manuals, handbooks, production books and audio and visual recordings, which contain information relating to the Out-Patient Program (including written materials distributed to Out-Patient Program patients or for promotion of the Out-Patient Program); and all models, techniques, formulations and procedures used to provide psychiatric services to Program patients.

      (b) "Employee Benefits" shall include, by way of illustration and not limitation, the employer's contribution under the Federal Insurance Contributions Act, unemployment compensation and related insurance, payroll and other employment taxes, pension and retirement plan contributions, worker's compensation and related insurance, group life, health, disability and accident insurance, severance and other benefits.

      (c) A "Patient Day" shall be deemed to exist with each out-patient visit to the Out-Patient Program. An outpatient visit is defined as a patient attending at least two (2) therapy sessions a day.

      (d) "Out-Patient Program" shall mean the out-patient partial hospitalization psychiatric program managed by Manager at CMHC.

2.    TERM

      (a) This Agreement shall have an initial term of three (3) years commencing (effective) on April 29, 1996 and terminating April 29, 1999.

      (b)   Termination provisions are in Section (10) of this Agreement.

3.    COVENANTS OF CMHC

      CMHC will:

      (a) Furnish necessary and identified program space as per Exhibit A and rent said space to the Manager for the duration of this agreement as described in Addendum 1. CMHC will cooperate with Manager in providing appropriate program space for a potential capacity of at least twenty-five (25) chairs.

      (b) Provide support activities including: i) maintenance of or installation of carpet and decorating of patient treatment areas as needed; (ii) furniture, (iii) clerical support and (iv) all telephone expenses at CMHC. (For illustration see Addendum 3)

      (c) Bill and collect all Out-Patient Program charges due for Out-Patient Program services, and (i) provide record keeping as customary in the ordinary course of CMHC's business.

      (d) Staff the Out-Patient Program with qualified Administrator, Assistant Administrator and Unit Secretary and be solely liable to those personnel who are CMHC employees for their wages, compensation and employee benefits. CMHC personnel shall comply with the Out-Patient Program policies and procedures as mutually agreed upon in writing by CMHC and Manager. CMHC shall not, without Manager's prior written consent (which shall not be unreasonably withheld), deviate, change or otherwise decrease the agreed staffing.

      (e) Maintain license from the Arizona Department of Health Services and pay all related fees associated with this license.

      (f) Provide Manager's employees and contracted personnel with copies of all relevant

            CMHC Policies and Procedures, as amended from time to time.

      (g) Indemnify, save harmless, and defend Manager from all claims and liability and expenses (including reasonable attorney's fees) arising solely from the negligence of or breach of this Agreement by CMHC or its employees or contracted personnel.

      (h) Maintain professional and comprehensive general liability insurance for itself and its employees and contracted personnel in an amount not less than $1,000,000 per occurrence or claim and whenever reasonably requested provide Manager with a certificate from the insurer stating that such insurance is in effect and which also states that Manager will be given at least ten (10) days advance written notice of any cancellation, non-renewal, or changes in policy limits, deductible, or co-insurance. Any deductible or co-insurance or aggregate limits shall be subject to Managers approval which shall not be unreasonably withheld. Manager agrees that $100,000 is an acceptable deductible or co-insurance. CMHC shall use reasonable efforts to maintain "tail" coverage if necessary for any terminated "claims made" policy so as to apply to any of its acts or omissions which occur during the term of this Agreement until the expiration of any applicable statute of limitation but not to exceed seven (7) years.

4.    COVENANTS OF MANAGER

      Manager will do the following at its own cost and expense: (For illustration see Exhibits and Addendums).

      (a) Rent facility as described on Exhibit A from CMHC for the duration of this agreement.

      (b) Pay for all supplies and materials necessary for operating CMHC's partial hospitalization program.

      (c)   Pay for the dietary and transportation services for all patients.

      (d)   Provide for Out-Patient Program management and direction.

      (e) Provide for Out-Patient Program marketing including community awareness and liaison concerning the care and treatment of the Out-Patient Program's patients.

      (f) Provide housekeeping services for patients and manager's offices at CMHC.

      (g) Provide the following: (i) A full-time Partial Hospitalization Program Director; (ii) Social Services; (iii) Psychological Services; (iv) Therapy/Activities and other services as appropriate.
            (v) A Medical Director (who shall be a physician duly licensed in the state of Arizona (vi) registered nurse services (vii) and professional counseling staff as needed to provide for the professional counseling of Out-Patient Program patients and to adequately supervise and operate the Out-Patient Program. All such personnel shall be subject to CMHC approval but CMHC shall be deemed to have accepted such personnel unless it informs Manager otherwise in writing within five (5) business days of receipt of all such required information. Such personnel shall not be deemed employees or contracted personnel or borrowed servants of CMHC. Manager shall have full responsibility for their wages, compensation and employee benefits and acts or omissions.

      (h) Provide to CMHC an accounting of Manager's expenses in operating program.

      (i) Provide Out-Patient Program orientation and training for all appropriate personnel.

      (j) Indemnify, save harmless, and defend CMHC from all claims and liability and expenses (including reasonable attorney's fees) (1) arising solely from the negligence of or breach of this Agreement by Manager or its employees or contracted personnel or (2) arising out of CMHC negligence if the sole basis for any such negligence consists of entering into this Agreement with Manager, failing to properly supervise, monitor, or oversee Manager or its employees or agents, or failing to properly review or act upon its review of the qualifications of Manager or its employees or contracted personnel.

      (k) Consult, manage and support the Out-Patient Program treatment team's effort to provide quality psychiatric treatment while maintaining prudent control of patient length of stay.

      (l) Maintain professional and comprehensive general liability insurance for itself and its employees and contracted personnel in an amount not less than $5,000,000 per occurrence or claim and whenever reasonably requested provide CMHC with a certificate from the insurer stating that such insurance is in effect and which also states that CMHC will be given at least ten (10) days advance written notice of any cancellation, non-renewal, changes in policy limits, deductible, or co-insurance or aggregate limits. Any deductible or co-insurance or aggregate limits shall be subject to CMHC's approval which shall not be unreasonably withheld. CMHC agrees that $100,000 is an acceptance deductible or co-insurance. Manager shall use reasonable efforts to maintain "tail" coverage if necessary for any terminated "claims made" policy so as to apply to any of its acts or omissions which occur during the term of this Agreement until the expiration of any applicable statute of limitation but not to exceed seven (7) years. Manager shall use reasonable efforts to have CMHC named as an additional insured on Manager's insurance with respect to any claim or liability arising solely out of any act of omission by Manager, its employees, or contracted personnel.

      (m) Until the expiration of four (4) years after the furnishing of any services to be provided under this Agreement make available, upon request, to the Secretary of Health and Human Services or to the Comptroller General of the United States of America, or their duly authorized representatives, this Agreement and books, documents and records which are necessary to certify the nature and extent of reimbursable costs under the Medicare laws.

      (n) Comply with all applicable laws (including but not limited to 42 U.S.C. 1395 (nn) (b) or any similar law or regulation), regulations, CMHC policies and procedures, Program policies and procedures and any applicable standards of care.

      (o) Use reasonable efforts to resolve any issues regarding acceptability of Out-Patient Program personnel to CMHC personnel and to Out-Patient Program patients which may arise with respect to any of Manager's employees or contracted personnel.

      (p) Provide monthly written reports to CMHC regarding all aspects of the operation of the Out-Patient Program.

      (q)   Commit no act or omission which adversely affects the CMHC license.

      (r) Admit patients to the Out-Patient Program (including but not limited to Medicare and Medicaid patients) only if the admission is ordered by a physician on the Out-patient Program staff with admitting privileges.

      (s) Provide appropriate utilization review and quality assessment services for all outpatient program patients. Utilization and review extends to filing and pursuing clinical appeals with the fiscal intermediary, Aetna of Petaluma, CA.

5.    REPRESENTATION AND WARRANTS OF CMHC

      CMHC hereby represents to Manager as follows:

      (a) CMHC is a corporation duly organized and validly existing in good standing under the laws of the State of Arizona with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement subject to maintaining the license described in subpart (e) of Section (3).

      (b) The execution of this Agreement and the performance of the obligations of the CMHC hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which CMHC is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the CMHC, nor will such execution and performance violate any Federal, State or local law, rule or regulation.

      (c) There is no litigation, administrative proceeding or investigation pending or threatened against CMHC (nor is the CMHC subject to any judgement, order, decree or regulation of any court or other governmental administrative agency) which would materially adversely affect the performance of CMHC's obligations hereunder.

      (d) No Certificate of Need is required by CMHC from any state regulatory agency for the operation of the Out-Patient Program.

6.    REPRESENTATIONS OF MANAGER

      Manager hereby represents to CMHC as follows:

      (a) Manager is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement.

      (b) The execution of this Agreement and the performance of the obligations of the Manager hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which the Manager is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the Manager, nor will such execution and performance violate any Federal, State or local law, rule or regulation.

      (c) There is no litigation, administrative proceeding or investigation pending or threatened against Manager (nor is Manager subject to any judgement, order, decree or regulation of any court or other governmental administrative agency) which would materially adversely affect the performance of Manager's obligations hereunder.

7.    MANAGEMENT FEE

      (a) CMHC shall pay to Manager a management fee of one hundred forty seven dollars ($147.00) per patient day for each patient attending the Out-Patient Program.

      (b) CMHC shall be entitled to a one hundred forty seven dollars ($147.00) per day credit against the management fee otherwise due with respect to each Patient Day of any Medicare or Medicaid patient for which Medicare or Medicaid has finally denied payment for clinical reasons, as further described in Addendum 2.

      (c) CMHC shall pay Manager within five (5) working days of the date CMHC receives payment.

8.    CONFIDENTIAL AND PROPRIETARY INFORMATION

      (a) CMHC agrees and acknowledges that Confidential Information is disclosed to it in confidence with the understanding that it constitutes business information developed by Manager. CMHC further agrees that it shall not use such Confidential Information for any purpose other than in connection with the Out-Patient Program. CMHC further agrees not to disclose such Confidential Information to any third party except as required by law or regulation or in order to serve the purposes of the Out-Patient Program or as permitted by written authorization of Manager.

      (b) Manager hereby grants to CMHC for the term of this Agreement, a non-exclusive license to use the registered service marks of Manager when identifying the Out-Patient Program. These service marks are the exclusive property of Manager.

      (c) Manager agrees not to disclose confidential information pertaining to the CMHC business or Out-Patient Program patients except as required by law or regulation or as permitted by written authorization of CMHC or the respective patient as the case may be.

9.    RECRUITMENT OF EMPLOYEES AND AGENTS

      (a) CMHC acknowledges that Manager has expended and will continue to expend substantial time, effort, and money to train its employees and contracted personnel in the operation of the Out-Patient Program. The employees and contracted personnel of Manager who will operate the Out-Patient Program at the CMHC will have access to and possess Confidential Information of Manager. CMHC, therefore, agrees that for the earlier of two (2) years after the cessation of the employment or agency relationship between the Manager and the employee or agent or two (2) years after termination of this Agreement, it will not knowingly (and it will not induce any of its affiliates to) employ or solicit the employment of, or in any way retain the services of any employee, former employee, or contracted personnel or former agent of Manager if such individual has been employed or retained by Manager in the Out-Patient Program unless Manager gives CMHC prior written consent thereto or unless this Agreement is terminated by CMHC pursuant to paragraph (10) of this Agreement.

      (b) Manager agrees that during the same respective period of time, it will not knowingly (and it will not induce any of its affiliates to) employ or solicit the employment of or in any way retain the services of any employee, former employee, or contracted personnel or former agent of CMHC without CMHC's prior written consent thereto.

10.   TERMINATION

      (a)   Termination by Manager:

            (1) By written notice to CMHC, if CMHC should have a bankruptcy, reorganization or similar action filed by or against it, become insolvent, go into liquidation for any purpose.

            (2) In the event CMHC has failed to comply with the terms of this Agreement in any material respect, including substantial completion of all refurbishing in the identified program space, Manager shall, in writing, notify all of the nature of the breach, and CMHC shall have thirty (30) days to cure such breach or else the Agreement will thereupon be terminated upon written notice to CMHC.

            (3) By written notice to CMHC if CMHC fails to maintain any license granted to it by a regulatory agency without which the Out-Patient Program would be materially and adversely affected.

            (4) By written notice to CMHC if CMHC fails to maintain professional and general liability insurance in the minimum amount of $1,000,000.

      (b)   Termination by CMHC:

            1. By written notice to Manager if Manager should have a bankruptcy, reorganization or similar action filed by or against it, become insolvent, or go into liquidation for any purpose.

            2. In the event Manager has failed to comply with the terms of this Agreement in any material respect, CMHC shall, in writing, notify Manager of the nature of the breach, and Manager shall have thirty (30) days to cure such breach or else the Agreement will thereupon be terminated upon written notice to Manager.

            3. By written notice to Manager if Manager fails to provide professional and general liability insurance in the minimum amount of $5,000,000.

      (c)   Termination by either party:

            1. Within six months of the date of this agreement, if Manager does not maintain an average daily census of 10 patients over a three (3) consecutive month period.

            2. In the event that Medicare, Medicaid, a third party payor or other Federal, State, Local laws, rules, regulations, or interpretations thereof at any time during this agreement duration; prohibit, restrict or substantially change the method, payment or amount of reimbursement or the like for services provided under this agreement, then the CMHC and Manager in good faith shall amend the agreement to provide for payment of compensation to each other in a manner consistent with any such prohibition restriction and/or limitation. If this agreement is not or cannot be amended prior to any event as above or to the mutual satisfaction of the CMHC and Manager, then this agreement may be terminated by either party with thirty (30) days written notice.

      (d) Manager agrees not to affiliate with other providers of partial hospitalization services within a ten (10) mile radius of CMHC.

      (e) Prior to Managing another partial hospitalization outpatient program in Maricopa or Pinal County, Manager will give CMHC three (3) months in which to make reasonable progress towards opening a facility in that area, therein providing CMHC first right of refusal and a time frame. Any future agreement for another partial hospitalization outpatient program will be identical to this agreement unless mutually agreed otherwise.

      (f) Governing Law: The validity of this Agreement and of any of its terms or provisions, the interpretation of the rights and duties of the parties hereunder, and the construction of the terms or provisions hereof shall be governed in accordance with the laws of the State of California.

      (g) Force Majeure: If either of the parties hereto is delayed or prevented from fulfilling any of its obligations under this Agreement by force majeure, said party shall not be liable for said delay or failure. "Force Majeure" means any cause beyond the reasonable control of a party, including but not limited to an act of God, act or omission of civil military authorities, fire, strike, flood, riot, war, delay of transportation, or inability due to the aforementioned causes to obtain necessary labor, materials, or facilities.

      (h) Severability: If any part of this Agreement is held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part found void or unenforceable.

      (i) Waiver: A waiver by either party of a breach or failure to perform shall not constitute a waiver of any provision hereof or of any other breach or failure whether or not similar. There shall be no waiver unless in writing signed by the party against whom the waiver is sought to be enforced.

      (j) Binding Effect: This Agreement shall be binding on the successors, and assigns of the respective parties, provided, however, neither party may assign or otherwise transfer this Agreement or delegate obligations hereunder without the other's written consent.

      (k) Complete Agreement: This Agreement constitutes the complete understanding of the parties and supersedes all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, representation, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. There shall be no amendment unless in writing signed by both parties.

      (l) No Agency or Partnership: The relationship between Manager and CMHC is that of independent contractors and nothing in the Agreement shall be deemed to create an agency, joint venture, partnership or similar relationship between the parties hereto. Neither party shall have the right to bid for the other or enter into any contract or commitment in the name of, or on behalf of the other.

      (m) Notice: All notices hereunder shall be in writing, delivered personally or by U.S. Certified or Registered postal mails, postage prepaid, return receipt requested, and shall be deemed given when delivered personally or upon the earlier of actual receipt or five

            (5) days after deposit in said United States Mail, addressed as below with proper postage affixed, but each party may change his address by written notice in accordance with this Paragraph.

11.   MISCELLANEOUS PROVISIONS

      (a) Compulsory Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgement on the award rendered my be entered in any court having jurisdiction. However, this shall not apply with respect to any claim for indemnity for bodily injury or death.

      (b) Attorneys' Fees: If any legal action (including arbitration) is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs awarded against the other party in addition to any other relief to which that party may be entitled.

      (c) UCC1: CMHC agrees to allow Manager, at Manager's expense, file a UCC1 payment promise against the CMHC's psychiatric outpatient accounts receivables referred to in this agreement.

      CMHC's Address:               Friendship Community Mental Health Center
                                    3201 North 16th Street #6
                                    P.O. Box 16846
                                    Phoenix, AZ 85011-8646

      Manager's Address:            OptimumCare Corporation
                                    30011 Ivy Glenn Drive, Suite 219
                                    Laguna Niguel, CA 92677-5018

IN WITNESS WHEREOF, this Agreement has been executed

at Laguna Niguel, California                  at Phoenix, Arizona
Manager:
OPTIMUMCARE CORPORATION                       CMHC
                                              FRIENDSHIP COMMUNITY
                                              MENTAL HEALTH CENTER






By: ________________________________          By: ______________________________
      Edward A. Johnson                             Steve Nelson
      President                                     Administrator



Date: ______________________________          Date: ____________________________

                                    EXHIBIT A



Approximately 3300 Sq. Ft. of office space in commercial building located at 3201 North 16th Street, Phoenix, AZ 85011-6846.


Described further as follows:


Cheery Lynn Executive Office Building

                              Approx.
                              Sq. Ft.
                              -------
Suite 6                       1,452
Suite 14 & 15                 1,920
Suite 11                        200

                                   ADDENDUM 1



1. Manager will rent from CMHC the program space described in Exhibit A for the duration of this agreement. Said rent shall be paid monthly from the effective date of this agreement. Payment will be made to the building owner or as requested by CMHC. The figures below will include local and State sales tax additions.

                                                                       APPROX.
                                    MONTHLY RENT                      SQUARE FT.
                                    ------------                      ----------
            Suite 6                 $1,089.00/month                    1,452
            Suite 14 & 15           $1,477.50/month                    1,920
            Suite 11                $  200.00/month                      200

2.    Manager will honor the Medical Director contract (Exhibit B) as follows:
      Manager will pay the $2,000 per month fee for services to Dr. D. Mac or as requested by CMHC. However, such fee will only be honored for 90 days from the effective date of this agreement or until an alternate arrangement between Dr. D. Mac and Manager is established, if any.

3. Manager will rent from CMHC the vehicles and pay the monthly insurance premiums as described below for a period of 4 months from the effective date of this agreement. Payments will be made to CMHC or to appropriate parties as requested by CMHC. Manager and CMHC agree to make a decision on further use or not of vans by June 29, 1996.

                                               VEHICLE                       VEHICLE
            VEHICLE                            PAYMENT                       INSURANCE
            -------                            -------                       ---------
      Chevy Astro Mini Van, 1989               $369.00/month                 $249.00/month
      Ford 15 Passenger Van, 1995              $500.00/month                 $249.00/month

4. Manager will pay for monthly insurance premiums as shown in Exhibit C for those employees named in Exhibit C, that transition to employees of Manager. Such monthly premiums will remain in effect for employees while employees of Manager, or until such time that they can be brought into a Manager's insurance program.

5. Manager at CMHC's request will review approximately 40 past billings and clinical services documentation of the CMHC. Such review shall be within 45 days of this agreement's effective date. Manager has no responsibility for such past documentation.

                                   ADDENDUM 2


CMHC will not pay Manager for initial clinical denials until such denials (if any) have been paid for by intermediary.

CMHC will receive credit for retroactive clinical denials (if any) which will be adjusted off credit once such denials have been paid for by intermediary.

A.    EXAMPLE:
      1.    Claim paid by Medicare
      2.    CMHC pays management fee
      3.    Medicare retroactively denies claim
      4.    CMHC adjusts management fee accordingly during the next month
      5.    Medicare approves claim
      6.    Management fee is paid accordingly during the next month

                                   ADDENDUM 3

ILLUSTRATION

      1.    CMHC pays for the following:

            A.    Telephone
            B.    Office Supplies
            C.    Postage
            D.    Clerical Support
            E.    Furniture
            F.    Copy Machine/Fax
            G.    Two Computers
            H.    Billing Services
            I.    Stationary
            J.    Admin. Business Cards
            K.    Accounting Fees
            L.    Annual Audit
            M.    Preparation of Cost Reports
            N.    General Liability Insurance
            O.    Educational Costs for Admin. Employees

      2. Manager pays for following expenses as Manager deems necessary or appropriate for program management.

            A.    Yellow Page Advertising
            B.    Therapy Supplies
            C.    Housekeeping Services
            D.    Clinical Business Cards
            E.    Printing of Brochures
            F.    Beverages - Soft Drinks and Coffee
            G.    Meals for Clients
            H.    Nursing Supplies
            I.    Transcription Services
            J.    Toilet Paper, Paper Towels and Kleenexes
            K.    Salaries and Benefits of all Clinical Staff
            L.    All costs associated with transporting patients